                                                                 EXHIBIT  10.12

                        DEFERRED COMPENSATION AGREEMENT
                        -------------------------------


     THIS DEFERRED COMPENSATION AGREEMENT ("Agreement") is made and entered into as of the 1St day of January, 1993 (the "Effective Date"), by and between Software AG Americas, Inc., a Virginia corporation (the "Company"), and James H. Daly, ("Executive").

     WITNESSETH:

     WHEREAS, Executive is currently employed by the Company in the capacity of Vice President, General Counsel and Vice President, International Operations, and has experience and knowledge of considerable value to the Company; and

     WHEREAS, the Company wishes to offer an inducement to Executive to remain in its employ by providing him with a supplemental compensation arrangement for services which he has rendered or will render; and

     WHEREAS, Executive desires to continue in the employ of the Company in order to earn certain deferred compensation benefits contingent on the satisfaction of the provisions and conditions set forth herein; and

     WHEREAS, the Company agrees to make such contingent deferred compensation benefits available to Executive; and

     WHEREAS, the Company and Executive desire to record in this Agreement the terms and conditions for the earning and payment of such contingent deferred compensation benefits.

     NOW, THEREFORE, in consideration of the foregoing premises, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

     1.  Scope of this Agreement. The Company hereby continues to employ
         -----------------------
Executive in the capacity of Vice President, General Counsel and Vice President, International Operations, and Executive hereby agrees to such continued employment. The parties acknowledge that this Agreement does not generally include terms and conditions of the employment of Executive by the Company but is intended only to address Executive's right to certain deferred compensation benefits, as specified herein. The Company's obligation to pay to Executive deferred compensation hereunder is independent of, and unrelated to, any employment agreement or any other agreement, contract or understandings which may exist between the Company and Executive, and any amounts payable to Executive hereunder shall be in addition to, and not in substitution for, any salary, bonus, other compensation, benefits or other amounts otherwise paid or provided by the Company to Executive.
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     2.    Deferred Compensation Account. The Company shall establish on its
           -----------------------------
books a separate deferred compensation account (the "Account") which shall reflect the amount of the Company's contingent liability to pay deferred compensation to Executive in accordance with the terms of this Agreement. Amounts shall be periodically credited to the Account as follows:

     (a)   The balance of the Account shall initially be zero (0).

     (b) Effective as of March 31, 1993 the Company shall credit the Account with the amount of Twenty Four Thousand Dollars ($24,000.00). Effective as of March 31, 1992 and on each March 31 occurring thereafter during Executive's term of active employment with the Company, the Company shall credit the Account with an additional Twenty Four Thousand Dollars ($24,000.00). In the event that Executive's employment with the Company is terminated as of a date other than April 1 due to death, incurrence of Permanent Disability (as defined in Section 3(b)) or retirement on or after attaining age sixty (60), the Account will be credited as of the date of termination of employment by an amount determined by multiplying Twenty Four Thousand Dollars ($24,000.00) by a fraction, the numerator of which is the number of days elapsed between the most recent
March 31 and the date of termination of employment (or, if earlier, the date on which Executive attains age sixty (60)) and the denominator of which is 365. If Executive's employment with the Company is terminated for any other reason as of a date other than April 1, no additional credit will be made to the Account. In addition, if Executive performs services for the Company subsequent to the attainment of age sixty (60), a final credit will be made to Executive's Account under this Paragraph (b), computed under the methodology described above as if Executive had terminated employment on his sixtieth (60th) birthday. No subsequent adjustments will be made to Executive's Account under this Paragraph
(b) with respect to any continued employment beyond Executive's sixtieth (60th) birthday.

     (c) Effective as of September 30, 1993 and on each September 30 occurring thereafter during Executive's term of active employment with the Company, the Company shall credit the Account with an amount equal to Executive's Adjusted Estimated Bonus. The Adjusted Estimated Bonus as of each September 30 shall be equal to the product of (i) fifty percent (50%) of the bonus which the Company estimates will be paid to Executive with respect to the then-current calendar year, computed by the Company after considering all relevant facts and circumstances including specified management goals, multiplied by (ii) a factor of 1.20. In the event that Executive's employment with the Company is terminated as of a date other than October 1, due to death, incurrence of Permanent Disability (as defined in Section 3(b)) or retirement on or after attaining age sixty (60), the Account shall be credited as of the date of termination of employment by an amount equal to the Adjusted Estimated Bonus, as defined above, multiplied by a fraction, the numerator of which is the number of days elapsed between the most recent September 30 and the date of termination of employment (or, if earlier, the date on which Executive attains age 60) and the denominator of which is 365. If Executive's employment with the Company is terminated for any other reason as of a date other than October 1, no additional credit will be made to the Account. In addition, if Executive performs services for the Company subsequent to the attainment of age sixty (60), a final credit will be made to Executive's Account under this Paragraph (c), computed under the methodology described above as if Executive had terminated employment on his sixtieth (60) birthday. No subsequent adjustments will be made to Executive's Account under this Paragraph (c) with respect to any continued employment beyond Executive's sixtieth (60th) birthday.

     (d) Effective as of December 31, 1993, and on each December 31, occurring thereafter during the Executive's term of active employment with the Company, the Company shall credit the Account with an amount equal to the difference between (i) 1.20 times the bonus actually paid to the Executive in respect of the then-current calendar year and (ii) the amount of the Adjusted Estimated Bonus credited to the Account as of the immediately preceding September 30 pursuant to the provisions of Paragraph (c) above. In the event that Executive's employment with the Company is terminated as of a date other than January 1 due to death, incurrence of Permanent Disability (as defined in Section 3(b)) or retirement on or after attaining age sixty (60), the Account will be credited as of the date of termination of employment by an amount equal to the product of (i) the difference between 1.20 times Executive's actual bonus paid in respect of the then-current year less the Adjusted Estimated Bonus credited to the Executive's Account as of the immediately preceding September 30 pursuant to the provisions of Paragraph (c), above, multiplied by (ii) a fraction, the numerator of which is the number of days elapsed between the most recent December 31 and the date of termination of employment (or, if earlier, the date on which Executive attains age sixty (60)) and the denominator of which is 365. If the Executive's employment is terminated for any other reason as of a date other than January 1, no additional credit will be made to the Account. In addition, if Executive performs services for the Company subsequent to the attainment of age sixty (60), a final credit will be made to Executive's Account under this Paragraph (d), computed under the methodology described above as if Executive had terminated employment on his sixtieth (60th) birthday. No subsequent adjustments will be made to Executive's Account under this Paragraph
(d) with respect to any continued employment beyond Executive's sixtieth (60th) birthday.

     (e) The Account balance shall be credited as of September 30 and March 31 of each year during which the Account has a positive balance by an interest factor equal to three percent 3% of the then-existing Account balance. As such, the rate of return to be applied pursuant to this Paragraph (e) is six percent (6%) per year, compounded semi-annually.

     3.    Entitlement to Deferred Compensation Benefits.
           ---------------------------------------------

     (a) In the event that Executive terminates employment for any reason other than Permanent Disability, death, termination for "cause", as defined below, or a voluntary quit, Executive shall have the right, commencing on or about the date of termination of employment, to receive Deferred Compensation Benefits, as defined in Section 5, below. It is intended and expected that Executive give at least sixty (60) days notice prior to the date upon which such termination becomes effective. Executive's entitlement to receipt of benefits pursuant to this Agreement shall be conditioned upon Executive's compliance with all terms and provisions of this Agreement.

      (b) If Executive shall become Permanently Disabled, he shall become entitled, as of the date on which the Company determines that Executive is Permanently Disabled, to receive Deferred Compensation Benefits in accordance with Section 5 hereof. For purposes of this Agreement, the term "Permanently Disabled" means unable, by reason of any physical or mental illness, injury or incapacity of permanent or indefinite duration, to perform substantially full-time services to the Company in the capacity and at the level theretofore employed, except that Executive shall not be deemed to be Permanently Disabled unless and until such illness, injury or incapacity has continued unabated for at least six (6) consecutive months. Executive agrees, as a condition of his receipt of benefits hereunder, to undergo such physical examinations and tests as any physician selected by the Company may reasonably request to ascertain whether he is Permanently Disabled.

     4.    Vesting. Executive's rights to receive deferred compensation
           -------
hereunder shall be automatically forfeited except to the extent that he has become vested in a designated percentage of the Account balance on or before the date of his retirement or termination of employment in accordance with the following rules. In the event that Executive's employment is terminated for "cause", as defined below, or in the event Executive voluntarily quits his employment, Executive will forfeit entitlement to any and all benefits hereunder. Subject to the provisions of Section 10, below, the vesting schedule is as follows and is based upon total continuous employment performed by the Executive from his initial date of hire.

        A.  Termination due to the Permanent Disability of Executive - Vesting
            100%

        B. Termination for any reason other than Permanent Disability, death, termination for "cause" or a voluntary quit. Vesting will be based on the number of full years of continuous employment from Executive's initial date of hire as follows:

            ------------------------------------------------------------------
            Less than 1 Year                                         0% Vested
            ------------------------------------------------------------------
            1 Year                                                  20% Vested
            ------------------------------------------------------------------
            2 Years                                                 40% Vested
            ------------------------------------------------------------------
            3 Years                                                 60% Vested
            ------------------------------------------------------------------
            4 Years                                                 80% Vested
            ------------------------------------------------------------------
            5 or More Years                                        100% Vested
            ------------------------------------------------------------------

For purposes of this Agreement, "cause" means: 1) Misconduct or conduct by Executive which is illegal, dishonest, or involves moral turpitude; 2) Conduct which jeopardizes the Company's right or ability to operate its business; 3) The breach or violation of any other signed agreements, i.e. Confidentiality Agreements, etc.; or 4) The destruction of Company property or business.

     5.    Payment of Deferred Compensation Benefits.  Provided that the vesting
           -----------------------------------------
requirements specified in Section 4 above are (or become) satisfied in whole or in part as of the date of Executive's termination of employment, the Executive shall, as of the termination of his employment (the "Entitlement Date"), become entitled to receive from the Company payments of deferred compensation as set forth below ("Deferred Compensation Benefits"). Prior to the

Entitlement Date, Executive shall have the option (1) to direct the Company to pay to him his Deferred Compensation Benefits as a lump-sum payment effective as of the Entitlement Date; (2) to direct the Company to purchase and assign an annuity to him, effective as of the Entitlement Date or (3) to direct the Company to make specified payments to him in installments over a fifteen (15) year period commencing on the Entitlement Date. This election as to the form of Deferred Compensation Benefits shall be made by Executive in a written notice to the Company signed by Executive ("Election Notice") no less than ninety (90) days prior to the Entitlement Date. If Executive fails to make an election at least ninety (90) days prior to the Entitlement Date, the Company shall pay the Deferred Compensation Benefits in the form of a lump-sum distribution.

          The forms in which Deferred Compensation Benefits may be paid are described in greater detail as follows:

          (a) If Executive elects to receive a lump-sum payment or if Executive otherwise fails to file an Election Notice on a timely basis, the Company shall pay to Executive, in immediately-available funds, no later than thirty (30) days after Entitlement Date, an amount equal to the total Account Balance, determined as of the Entitlement Date, plus interest thereon through the Entitlement Date, at the rate set forth in Section 2 hereof ("Final Account Balance").

          (b) If Executive elects in a timely manner to have the Company purchase an annuity contract and to transfer such annuity contract to Executive, the Company shall, within thirty (30) days after the date of the Election Notice, assign and transfer to Executive a fully-paid annuity policy pursuant to which an insurance company or other financial institution will make annuity payments directly to Executive on the same dates as specified in subparagraph
(c) below.

          (c) If Executive elects in a timely manner to have the Company pay Deferred Compensation directly to Executive in annual installments, the Company shall compute the amount of each annual installment based on amortization, over a fifteen (15) year period, of the Final Account Balance, with interest thereon at six percent (6%) per year, compounded annually, with the first annual installment payment to be paid within thirty (30) days of the Entitlement Date.

     6.   Death of Executive.
          ------------------

          (a) If Executive should die while still in the employ of the Company, the Company shall pay to the "Beneficiary" in lieu of any other payments hereunder, a death benefit equal to the amount in the Executive's deferred compensation account at the time of death ("Death Benefit"). The Death Benefit shall be paid to the Beneficiary, in immediately-available funds, on the first day of the second month commencing after the date of death of Executive. For purposes of this Agreement, the "Beneficiary" of the Executive is the person or persons whose name or names and address or addresses, are set forth on Exhibit A attached hereto and in effect on the date of Executive's death. Executive retains the right to change his Beneficiary at any time by providing the Company with his written, signed notice advising the Company of the name or names and address or addresses of the person or persons who shall be the Beneficiary after the date of such notice. Upon receipt of any such notice, the Company shall cause Exhibit A attached hereto to be changed to reflect the name or names and address or addresses of the new Beneficiary. In the event that Executive fails to designate a beneficiary or in the event the designated beneficiary fails to survive Executive, Executive's Beneficiary shall be deemed to be his estate.

          (b) If Executive shall die after becoming entitled to receive Deferred Compensation Benefits pursuant to Section 5 hereof but before all of the Deferred Compensation Benefits have been paid to him, his Beneficiary shall not receive any Death Benefit under Section 6(a), above, but shall become entitled to receive all Deferred Compensation Benefits that were not paid to Executive prior to his death.

          7.  No Employment Obligation. This Agreement does not, in any manner,
              ------------------------
commit or obligate the Company to continue to employ Executive, nor does it commit to obligate Executive to continue in the employ of the Company. Accordingly, the Company shall have the right, at any time, to terminate its employment of the Executive for any reason, subject to the provisions of any employment agreement or other contract between the Company and Executive.

          8.  Unfunded Obligation.  The rights of Executive and his Beneficiary
              -------------------
to receive Deferred Compensation Benefits or a Death Benefit hereunder shall be solely those of an unsecured creditor of the Company. Neither Executive nor his Beneficiary shall have any right with respect to any insurance policy, annuity contract or any other asset which may be acquired or held by the Company in connection with the contingent liabilities assumed by the Company hereunder. Any such insurance policy, annuity contract or other asset shall not be deemed to be held under any trust for the benefit of Executive or his beneficiaries or to be held in any way as collateral security for the fulfillment of the obligations of the Company under this Agreement, but shall be, and remain, a general, unpledged, unrestricted asset of the Company, which the Company may modify or cancel at any time.

          9.  Nonassignability. Except to the extent that Executive may
              ----------------
designate his Beneficiary pursuant to Section 6 hereof to receive payments hereunder after the date of his death, neither the Beneficiary nor Executive shall have the right to commute, sell, assign, pledge, hypothecate or otherwise transfer or encumber the right to receive any payments hereunder, which payments and the right thereto are expressly declared to be nonassignable and nontransferable.

          10. Sale, Merger or Consolidation. In the event the Company receives
              -----------------------------
an offer to sell substantially all of its operating assets to another entity or in the event of a proposed merger, consolidation or other business transfer, the Company shall diligently pursue an attempt to cause the succeeding or continuing corporation or other organization to expressly assume all of the obligations and liabilities of the Company under this Agreement. In the event that the Company is not able to cause such an assumption of obligations under this Agreement, this Agreement shall be terminated.

               Upon termination, the Executive will be entitled to receive a lump-sum distribution of the portion of his Account in which he has then attained vested status under the schedule set forth in Section 4B, based upon his years of continuous employment earned through the effective date of such merger, consolidation or acquisition. Such payment shall be made within thirty
(30) days of the consummation of such merger, consolidation or acquisition.

          11.  Miscellaneous.
               -------------

          (a) This Agreement shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Virginia, without giving effect to the principles of conflicts of laws.

          (b) Where text requires, words in the singular shall be deemed to include the plural and vice-versa, and words of any gender shall be deemed to include all genders.

          (c) Any headings preceding the text of the several sections of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (d) For purposes of this Agreement, employment of Executive by the Company shall include not only employment of Executive by Software AG Americas, Inc., but also employment of Executive by any subsidiary, parent or other affiliate of Software AG Americas, Inc.

          (e) All notices pertaining to this Agreement shall be either hand-delivered or sent by certified mail, return receipt requested, with first class postage prepaid as follows: (i) if to the Company, to Software AG Americas, Inc., 11190 Sunrise Valley Drive, Reston, Virginia 22091, Attention: Chief Financial Officer; or (ii) to such other address as either of the parties shall designate by written notice to the other from time to time pursuant to this Section. Time periods contained in any notice shall commence on the date of hand delivery or mailing, as the case may be. Any notice which is required to be given within a stated period of time shall be considered timely if either hand delivered or postmarked on or before midnight of the last day of such period.

          (f) This Agreement is binding upon, and inures to the benefit of, the parties hereto and their heirs, executors, personal and legal representatives, successors and permitted assigns.

          (g) This Agreement may be modified, amended, altered or revoked only by mutual consent of the parties or by the Company within ninety (90) days of either (i) a meaningful Company-wide reduction in compensation and/or benefits, or (ii) following a meaningful reduction in force. However, no such modification, amendment, alteration or revocation shall adversely affect Executive's entitlements hereunder to the component of Executive's Account (as determined on the date of the adoption of such modification, amendment, alteration or revocation) in which Executive is then vested under the schedule set forth in Section 4.B. In addition, in the event of the adoption of any modification, amendment, alteration or revocation which would otherwise reduce or eliminate the amount of future additions to Executive's Account, Executive's rights upon termination of employment to the balance of the Account in existence on the date of the adoption of such modification, amendment, alteration or revocation shall be based upon the vesting schedule set forth in Section 4.B computed by reference to Executive's full period of employment through the date of such termination of employment (including employment subsequent to the date of the modification, amendment, alteration or revocation of this Agreement).

            IN WITNESS WHEREOF, the Company, by its duly-authorized officers, has caused this Agreement to be executed and sealed, and Executive has by his hand signed and sealed this Agreement, all as of the day and year first set forth above.

ATTEST:                                    THE COMPANY:
                                           Software AG Americas, Inc.



/s/  Harry McCreery                        By: /s/ Daniel Gillis
---------------------------------------    -------------------------------------
Harry McCreery, Chief Financial Officer    Daniel Gillis, President & CEO



WITNESS:                                   EXECUTIVE:


/s/ William P. Cripe, Vice President       James H. Daly
---------------------------------------    -------------------------------------
William P. Cripe, Vice President           James H. Daly, General Counsel

2/5/97

                              AMENDMENT AGREEMENT

       THIS AMENDMENT AGREEMENT is made as of March 27, 1997, by and between Software AG Americas, Inc., a Virginia corporation (the "Company"), and James Da1y ("Executive").


                             W I T N E S S E T H :
                             - - - - - - - - - -

       WHEREAS, Executive and the Company have previously entered into a Deferred Compensation Agreement, dated as of January 1, 1993 (the "Agreement"), which, subject to the terms of the Agreement, allows Executive to earn certain contingent deferred compensation benefits; and

       WHEREAS, Executive and the Company desire to amend the Agreement to (a) terminate the crediting of additional contingent deferred compensation benefits as of December 31, 1998, and (b) vest previously earned deferred compensation benefits as of such date, subject to the terms and conditions set forth herein and in the Agreement;

       NOW, THEREFORE, the Agreement is hereby amended to add a new section 12 to read as follows:

       12.  Freeze of Benefits as of December 31, 1998. If Executive is an
            ------------------------------------------
active employee of the Company as of December 31, 1998: (a) solely for purposes of Section 2 of this Agreement, he shall be treated as if he attained age sixty
(60) as of such date, such that he shall be entitled to such credits to his Account for employment through December 31, 1998 as Provided for in Section 2, but no additional credits shall be made to his Account with respect to employment after such date, except for the crediting of interest pursuant to
Section 2(e) of this Agreement; and (b) he shall be deemed, as of such date, to have completed five (5) or more years of service for purposes of Section 4 of this Agreement.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                 SOFTWARE AG AMERICAS, INC.


                 By: /s/  Daniel F. Gillis
                     -----------------------------------
                     Daniel F. Gillis
                     President and
                     Chief Executive Officer


                 EXECUTIVE:

                 /s/ James Daly
                 ---------------------------------------
                 James Daly